POWER OF ATTORNEY
       The undersigned as a Section 16 reporting person of Fisker Inc. (the "Company"), hereby constitutes and appoints Dr. Geeta Gupta-Fisker, John Finnucan, and Corey MacGillivray and each of them acting individually, the undersigned's true and lawful attorney-in-fact to:
(1) execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms3, 4, and 5 in accordance with Section16(a) of the Exchange Act;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section16 of the Exchange Act.  The undersigned further acknowledges and agrees that the attorney-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing.  The attorney-in-fact and the Company are not responsible for any errors or omissions in such filings.  The attorney-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section16(b).
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.
       This Power of Attorney may be executed and delivered by facsimile, PDF or other electronic transmission and shall be deemed to have the same legal effect as delivery of an original signed copy of this Power of Attorney. Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.
       This Power of Attorney is governed by Delaware law.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this March 28, 2023.

                                       /s/ Burkhard Huhnke
                                       Name:  Burkhard Huhnke